Exhibit 10.8

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

LYN HOLDINGS CORP.

THIS AGREEMENT (the “Agreement”) is entered into as of [DATE], 2007 (the “Grant Date”) by and between LYN Holdings Corp., a Delaware corporation (the “Company”) and [NAME], an employee of the Company (or one of its Subsidiaries), hereinafter referred to as the “Optionee.”

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, the Company wishes to carry out the 2007 Stock Option Plan of LYN Holdings Corp. (as it may be amended from time to time, the “2007 Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee appointed to administer the 2007 Plan pursuant to Section 6.1 of the 2007 Plan (the “Committee”) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company (or one of its Subsidiaries) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the 2007 Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1. “2007 Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.2. “Cause” shall mean the Company or a Subsidiary having “Cause” to terminate the Optionee’s employment, as defined in any employment agreement between the Optionee and the Company or a Subsidiary; provided, that in the absence of an employment agreement containing such a definition, the Company or a Subsidiary shall have “Cause” to terminate the Optionee’s employment upon: (a) a determination by the Board of Directors of the Company that the Optionee failed to substantially perform the Optionee’s duties (other than any such failure resulting from the Optionee’s Disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (b) the Optionee’s conviction, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (c) the Optionee’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing the Optionee’s duties and responsibilities; or (d) the Optionee’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company.

Section 1.3. “Change in Control” shall mean a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and I4(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule lad-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition.

Section 1.4. “Committee” shall have the meaning set forth in the Recitals hereto.

Section 1.5. “Common Stock” shall have the meaning set forth in the Recitals hereto.

Section 1.6. “Company” shall have the meaning set forth in the Recitals hereto.

Section 1.7. “Disability” shall mean “Disability” as defined in any employment agreement between the Optionee and the Company or a Subsidiary; provided, that in the absence of an employment agreement containing such a definition, “Disability” shall mean the Optionee’s inability to perform, with or without reasonable accommodation, the essential functions of the Optionee’s position for a total of three months during any six month period as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee’s legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed.

Section 1.8. “Grant Date” shall have the meaning set forth in the Recitals hereto.

Section 1.9. “Investment” shall mean any investment of funds by the Principal Stockholders in debt and equity securities or instruments of the Company and its Subsidiaries.

Section 1.10. “Investor Return” shall mean the annual compounded pre-tax internal rate of return on a given Investment determined with respect to the period beginning on the initial date of such Investment and ending on the effective date of a Change in Control.

Section 1.11. “Option” shall mean the Non-Qualified Stock Option to purchase Common Stock granted under this Agreement.

Section 1.12. “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.13. “Principal Stockholders” shall mean (a) LYN Holdings LLC “LLC”) and any general or limited partner or member of LLC (an “LLC Partner”), (b) any corporation, partnership, limited liability company or other entity that is an Affiliate of LLC or any LLC Partner (including without limitation any applicable coinvest vehicle established following the date hereof) (collectively, the “LLC Affiliates”), (c) any managing director, member, general partner, director, limited partner, officer or employee of (i) LLC, (ii) any LLC Partner or (iii) any LLC Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (c) (collectively, the “LLC Associates”), (d) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only LLC Stockholders, LLC Partners, LLC Affiliates, LLC Associates, their spouses or their lineal descendants; and (e) a voting trustee for LLC or one or more LLC Affiliates, LLC Partners or LLC Associates; provided that in no event shall the Company or any subsidiary be considered an LLC Partner, LLC Affiliate, or LLC Associate and provided, further, that an underwriter or other similar intermediary engaged by the Company in an offering of the Company’s debt or equity securities or other instruments shall not be deemed a Principal Stockholder with respect to such engagement.

Section 1.14. “Proceeds” shall mean the aggregate fair market value of the consideration received (excluding any management or similar fees) by the Principal Stockholders in connection with a Change in Control, after taking into account all post closing adjustments, and assuming exercise of all options and warrants outstanding as of the effective date of such Change in Control (after giving effect to different dates of investment, if any, and after giving effect to any dilution of securities or instruments arising in connection with such Change in Control); provided however, that if the Principal Stockholders retain any Investment or portion thereof following such Change in Control, the fair market value of such Investment (or portion) immediately following such Change in Control shall be deemed “consideration received” for purposes of calculating the Proceeds, and provided further that the fair market value of any non-cash consideration (including stock) shall be determined as of the date of such Change in Control.

Section 1.15. “Target Amount” shall mean, with respect to any Investment, a dollar amount representing:

(a) 2.5 times the amount of such Investment, and

(b) A 30% Investor Return on such Investment. For purposes of calculating the Target Amount:

(x) The amount of an Investment shall be the amount paid by such Principal Stockholder to any Person (including, without limitation, the Company, any Subsidiary, or any underwriter) for the purchase of debt and equity securities or instruments; provided that if such Principal Stockholder shall have acquired such debt and equity securities or instruments directly from another Principal Stockholder or through an uninterrupted series of Principal Stockholders, the amount of such Investment shall be the amount initially paid to purchase such debt and equity securities or instruments from a Person other than a Principal Stockholder; and

(y) The initial date of an Investment shall be the date such Principal Stockholder purchased such debt and equity securities or instruments from any Person (including, without limitation, the Company, any Subsidiary, or any underwriter); provided that if such Principal Stockholder acquired such debt and equity securities or instruments directly from another Principal Stockholder or through an uninterrupted series of Principal Stockholders, the initial date of such Investment shall be the date such debt and equity securities or instruments were initially acquired from a Person other than a Principal Stockholder.

ARTICLE II

GRANT OF OPTION

Section 2.1. Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in the employ of the Company or one of its Subsidiaries, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of [NUMBER] shares of Common Stock upon the terms and conditions set forth in the 2007 Plan and this Agreement.

Section 2.2. Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the 2007 Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3. Option Price. The purchase price of the shares of Common Stock covered by the Option shall be $[AMOUNT] per share (without commission or other charge) (which is not less than the Fair Market Value per share of Common Stock as of the Grant Date).

ARTICLE III

EXERCISABILITY

Section 3.1. Commencement of Exercisability

(a) Subject to subsection (e) and Section 3.3, 25% of the Option shall become exercisable in four equal and cumulative installments provided that the Optionee remains continuously employed in active service by the Company from the Grant Date through such date as follows:

(i) The first installment shall consist of 6.25% of the shares covered by the Option and shall become exercisable on the first anniversary of the Grant Date;

(ii) The second installment shall consist of 6.25% of the shares covered by the Option and shall become exercisable on the second anniversary of the Grant Date;

(iii) The third installment shall consist of 6.25% of the shares covered by the Option and shall become exercisable on the third anniversary of the Grant Date; and

(iv) The fourth installment shall consist of 6.25% of the shares covered by the Option and shall become exercisable on the fourth anniversary of the Grant Date.

(b) Subject to subsections (c) and (e) and Section 3.3, 75% of the shares subject to the Option shall become fully exercisable on the day immediately preceding the eighth anniversary of the Grant Date provided that the Optionee remains continuously employed in active service by the Company from the Grant Date through such date.

(c) Notwithstanding subsection (b) but subject to subsection (e) and Section

(i) An installment consisting of 18.75% of the shares covered by the Option shall become exercisable on, or within 120 days following, December 31 of each calendar year 2007 through 2010, if the Annual Equity Value Creation Target for each such year (as set forth on Schedule A) is achieved for such year.

(ii) If the Annual Equity Value Creation Target as of the end of any calendar year 2007 through 2010 is not achieved for the given year (a “Missed Year”), that portion of the Option that was subject to accelerated exercisability pursuant to Section 3.1(c)(i) with respect to such Missed Year shall become exercisable on, or within 120 days following, the first December 31 thereafter as of which the Cumulative Equity Value Creation Target for such subsequent year is achieved.

(d) The Committee shall make the determination as to whether the respective Annual and Cumulative Equity Value Creation Targets have been met, and shall determine the extent, if any, to which the Option has become exercisable, on any such date as the Committee in its sole discretion shall determine; provided, however, that with respect to each calendar year such date shall not be later than the 120th day following December 31 of such calendar year.

(e) Notwithstanding the foregoing provisions of this Section 3.1, but subject to Section 3.3, upon a Change in Control through which the Principal Stockholders receive Proceeds greater than or equal to the sum of the Target Amounts with respect to all Investments, the Option shall become fully vested and exercisable immediately prior to the effective date of such Change in Control.

(f) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2. Duration of Exercisability. The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

Section 3.3. Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The tenth anniversary of the Grant Date; or

(b) Except as the Committee may otherwise approve, the 180th day following the date of the Optionee’s Termination of Employment for any reason other than (i) termination by the Company for Cause or due to Disability; or (ii) the Optionee’s death; or

(c) Except as the Committee may otherwise approve, the date of the Optionee’s Termination of Employment by reason of termination by the Company for Cause; or

(d) In the case of a Termination of Employment by the Company due to Disability or as a result of the Optionee’s death, the expiration of 12 months from the date of the Optionee’s Termination of Employment; or

(e) The occurrence of a Change in Control, provided that any portion of the Option which is exercisable as of the occurrence of the Change in Control may be exercised concurrently therewith.

Section 3.4. Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than 100 shares and shall be for whole shares only.

Section 3.5. Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the 2007 Plan, including, without limitation, the provisions of Article V of the 2007 Plan.

ARTICLE IV

OTHER PROVISIONS

Section 4.1. Not a Contract of Employment. Nothing in this Agreement or in the 2007 Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 4.2. Shares Subject to Plan and Stockholders Agreement. The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the 2007 Plan and the Stockholders Agreement including, without limitation, the restrictions set forth in Section 5.6 of the 2007 Plan.

Section 4.3. Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 4.4. Conformity to Securities Laws. The Optionee acknowledges that the 2007 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the 2007 Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2007 Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.5. Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as provided by Section 7.1 of the 2007 Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Optionee, alter or impair any rights or obligations under the Option.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

LYN HOLDINGS CORP.

By:
Its:

NAME

Residence Address:

Optionee’s Social Security Number: